Exhibit (e)(7)(iv)

AMENDMENT NO. 3

TO THE

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AXA ADVISORS, LLC/CLASS IA SHARES

AMENDMENT NO. 3 to the Amended and Restated Distribution Agreement (“Amendment No. 3”), dated as of October 1, 2004, between EQ Advisors Trust, a Delaware business trust (the “Trust”) and AXA Advisors, LLC a Delaware limited liability company (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement relating to Class IA Shares dated as of July 15, 2002 (the “Agreement”) and as amended by Amendment No. 1 dated as of May 2, 2003 and Amendment No. 2 dated as of July 8, 2004 (collectively, the “Amendments”) unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

1.	Appendix A. Appendix A to the Agreement and Amendments, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA Shares, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

EQ ADVISORS TRUST		AXA ADVISORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Robert S. Jones
	Steven M. Joenk		Robert S. Jones
	President and Chief Executive Officer		Chairman of the Board

APPENDIX A

AMENDMENT NO. 3 THE

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Alliance Premier Growth Portfolio

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Emerging Markets Equity Portfolio

(fka EQ/Morgan Stanley Emerging Markets Equity Portfolio)

EQ/Equity 500 Index Portfolio

(fka Alliance Equity Index Portfolio)

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

(fka Warburg Pincus Small Company Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio

(fka JPM Core Bond Portfolio)

EQ/Lazard Small Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

(fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Mercury International Value Portfolio

(fka EQ/Putnam International Equity Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

(fka EQ/MFS Investors Growth Portfolio)

EQ/Money Market Portfolio

EQ/Putnam Growth & Income Value Portfolio

EQ/Putnam Voyager Portfolio

(fka EQ/Putnam Investors Growth Portfolio)

EQ/Small Company Index Portfolio

(fka BT Small Company Index Portfolio)

EQ/Wells Fargo Montgomery Small Cap Portfolio